                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               ALZA Corporation
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                          [LOGO OF ALZA CORPORATION]

                               ALZA CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 3, 2001 AT 9:30 A.M.

To the Stockholders of ALZA Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALZA Corporation will be held at 1900 Charleston Road, Mountain View, California, on Thursday, May 3, 2001 at 9:30 a.m., for the following purposes:

  1. To elect three Class II directors to hold office for a term ending in 2004 and until their successors are elected;

  2. To ratify the appointment of Ernst &Young LLP as ALZA's independent auditors for the fiscal year ended December 31, 2001; and

  3. To transact such other business as may properly be presented at the meeting and at any adjournments or postponements thereof.

   Only holders of record of ALZA Common Stock at the close of business on March 13, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,


                                          Julian N. Stern
                                          Secretary

Mountain View, California
March 30, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE
 ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE ALZA THE EXPENSE OF A SECOND MAILING.

                               ALZA CORPORATION

                               ----------------

                                PROXY STATEMENT

To the Stockholders of ALZA Corporation:

   The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of ALZA Corporation, a Delaware corporation ("ALZA"), for use at ALZA's 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30 a.m. on Thursday, May 3, 2001 at ALZA's headquarters located at 1900 Charleston Road, Mountain View, California 94043; telephone number (650) 564-5000.

   Only holders of record of ALZA Common Stock as of the close of business on March 13, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, ALZA had outstanding 238,517,166 shares of its Common Stock, par value $0.005 per share. Holders of Common Stock are entitled to one vote for each share of Common Stock held.

   Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of ALZA, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

   Broker non-votes and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote, will be counted in determining whether a quorum is present at the Annual Meeting. The vote required for the election of directors is described below. For all other proposals, abstentions by stockholders present in person or by proxy at the meeting are counted as votes against a proposal for purposes of determining whether or not the proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

   This Proxy Statement and the accompanying proxy card are being mailed to ALZA stockholders on or about March 30, 2001. Directors, officers and other employees of ALZA may solicit proxies by personal interview, telephone or facsimile, without special compensation. Any costs of such solicitation will be borne by ALZA.

                             ELECTION OF DIRECTORS

   ALZA's Certificate of Incorporation provides for three classes of directors: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting of stockholders, each director to serve for a three-year term. In accordance with the Certificate of Incorporation, Class II directors are to be elected at the 2001 annual meeting, Class III directors are to be elected at the annual meeting in the year 2002 and Class I directors are to be elected at the annual meeting in the year 2003.

Nominees

   Three Class II directors are to be elected to the Board at the Annual Meeting, each to serve until the annual meeting of stockholders to be held in 2004 and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. The current Class II directors, who are the nominees for election at the Annual Meeting, are Dr. Robert J. Glaser, Mr. Dean O. Morton, and Ms. Denise M. O'Leary. Each of the nominees is presently a director of ALZA. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Proxies received will be voted "FOR" the election of all three nominees, unless marked to the contrary. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, three directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, nominees who receive the first, second and third highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker non-votes.

   The following table provides the names of the nominees for election as directors, and of each other director, and indicates the period during which each such person has served as a director of ALZA.

                                                                 Director
   Name and Positions with ALZA in Addition to Director     Continuously Since
   ----------------------------------------------------     ------------------
   Nominees:
   Class II Directors
     Dr. Robert J. Glaser..................................        1987
     Dean O. Morton........................................        1987
     Denise M. O'Leary.....................................        1996
   Incumbents:
   Class I Directors
     Dr. William R. Brody..................................        1996
     Julian N. Stern, Secretary............................        1982
   Class III Directors
     Dr. I. Craig Henderson, Senior Medical Advisor........        1999
     Dr. Ernest Mario, Chairman and Chief Executive
      Officer..............................................        1993
     Jerry T. Jackson......................................        2001

Business Experience of Directors

 Nominees: Class II Directors

   Dr. Robert J. Glaser, 82, was the Director for Medical Science of the Lucille P. Markey Charitable Trust, a philanthropic foundation supporting basic biomedical research, from 1984 to June 1997, and a trustee from 1988 to June 1997. In accordance with the donor's will, the Trust ceased operations in June 1997. Prior to 1984, Dr. Glaser was President, Chief Executive Officer and a trustee of the Henry J. Kaiser Family Foundation. He is a director of Hanger Orthopedic Group, Inc. and Maxygen, Inc. In 1991, Dr. Glaser retired as a director of the Hewlett-Packard Company after serving since 1971.

   Dean O. Morton, 69, retired in 1992 as Executive Vice President, Chief Operating Officer and a director of the Hewlett-Packard Company. Mr. Morton is a director of BEA Systems, Inc., Cepheid, Inc., The Clorox Company, KLA-Tencor Corporation, and Pharsight Corporation. He is a trustee of the State Street Research Group of mutual funds, the Metropolitan Series Fund, Inc. and State Street Research Portfolios, Inc.

   Denise M. O'Leary, 43, is a private investor, investing her own capital in a variety of early stage companies. Ms. O'Leary was with Menlo Ventures, a venture capital investment company, from 1983 to 1996 and she served as a General Partner of that company from 1987 to 1996. Ms. O'Leary is a director of Del Monte Foods Company, America West Holdings Corporation and Medtronic, Inc.

 Incumbents:

   Class I Directors

   Dr. William R. Brody, 57, has been the President of The Johns Hopkins University since 1996. Prior to assuming that position, Dr. Brody was the provost of the University of Minnesota Academic Health Center from 1994 to 1996 and the Martin Donner Professor and Director of the Department of Radiology at The Johns

Hopkins University from 1987 to 1994. Dr. Brody is a director of Medtronic, Inc., Mercantile Bankshares, Avistar Communications Corporation, and AEGON, USA, a division of AEGON, NV.

   Julian N. Stern, 76, has been Secretary of ALZA since 1968. He is the sole employee of a professional corporation that is a member of the law firm of Heller Ehrman White & McAuliffe.

 Class III Directors

   Dr. I. Craig Henderson, 59, became a director of ALZA in March 1999 pursuant to the Agreement and Plan of Merger between ALZA and SEQUUS Pharmaceuticals, Inc., and has been the Senior Medical Adviser of ALZA since that time. Prior to ALZA's acquisition of SEQUUS, Dr. Henderson was the Chief Executive Officer and Chairman of the Board of Directors of SEQUUS from 1995 to March 1999. He served as a director of SEQUUS from 1993 to 1999. Since July 1995, Dr. Henderson has been an Adjunct Professor of Medicine at the University of California, San Francisco. From 1992 until July 1995, he served as Professor of Medicine, Chief of Medical Oncology and Director of Clinical Cancer programs at the University of California, San Francisco. From 1989 to 1992, he served as a member and, for most of this time, as Chairman, of the Oncologic Drugs Advisory Committee of the FDA. From 1974 to 1992, Dr. Henderson held an academic appointment at Harvard Medical School, most recently as Associate Professor of Medicine. Dr. Henderson founded the Breast Evaluation Center at the Dana-Farber Cancer Institute in 1980 and served as its director until 1992.

   Dr. Ernest Mario, 62, is the Chairman and Chief Executive Officer of ALZA. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, from May 1989 to March 1993, and as Deputy Chairman from January 1992 to March 1993. Prior to that time, Dr. Mario served as Chairman and Chief Executive Officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, from 1988 to 1989 and as President and Chief Operating Officer of Glaxo, Inc. from 1986 to 1988. Prior to joining Glaxo, Dr. Mario held various executive positions at Squibb Corporation and served as a director of that company. Dr. Mario is also a director of Catalytica Energy Systems, Inc., Cepheid, Inc., COR Therapeutics, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc. and SonoSite, Inc.

   Jerry T. Jackson, 59, was appointed to the ALZA Board of Directors, effective January 1, 2001, to fill a position on the Board that became open due to the recent retirement of Isaac Stein. From 1965 until his retirement in 1995, Mr. Jackson held numerous management and senior executive management positions within the sales and marketing organization at Merck & Co., Inc. Most recently, Mr. Jackson served as Executive Vice President of Merck with broad responsibilities for several operating groups, including International Human Health, Worldwide Vaccines, the AgVet division, Astra/Merck U.S. Operations and Corporate Worldwide Marketing. In addition, he held the positions of President of Merck's Worldwide Human Health Division in 1993 and Senior Vice President of the Specialty Chemicals Business from 1991 to 1992. He currently serves as a director of COR Therapeutics, Inc., MD EDGE, Inc. and Alexion Pharmaceuticals, Inc.

Meetings and Committees of the Board

   There were thirteen regular and special meetings of the full Board during fiscal 2000. The Board currently has four standing committees: the Compensation and Benefits Committee, the Finance Committee, the Audit Committee and the Nominating Committee. The current members of the Compensation and Benefits Committee are Dr. Glaser (Chairman), Mr. Jackson, Mr. Morton, and Ms. O'Leary. The Compensation and Benefits Committee, which met five times during fiscal 2000, approves all of ALZA's compensation plans, including grants of stock options under ALZA's stock plans and the compensation arrangements for ALZA's senior management. The Finance Committee, which met eleven times during fiscal 2000, meets in conjunction with the Audit Committee and assists the Board in its responsibilities of overseeing the Company's financial affairs. The current members of the Finance Committee are Mr. Morton (Chairman), Dr. Brody and Ms. O'Leary. The Audit Committee, which met eleven times during fiscal 2000, reviews the Company's financial statements and quarterly earnings with management and with the Company's internal auditors, and consults with the Company's independent auditors concerning their audit plans, the results of their audits, the appropriateness of accounting principles used by the Company, the adequacy of the Company's internal controls, and the independence of the auditors. The duties of the Audit Committee are set forth in more detail in its report at page 12 of this Proxy Statement, and in its charter attached to this Proxy Statement as Appendix A. The current members of the Audit Committee are Mr. Morton (Chairman), Dr. Brody and Ms. O'Leary.

   The Nominating Committee, the current members of which are Dr. Glaser, Mr. Morton and Mr. Stern, identifies and recommends qualified persons to serve as directors of ALZA. The Nominating Committee did not meet during fiscal 2000. Under ALZA's Bylaws, for the 2002 annual meeting, stockholders may nominate candidates for election as directors by delivery of written notice to ALZA's Secretary by February 14, 2002; provided, however, that if the date of the annual meeting to be held in the year 2002 is advanced more than 30 days prior to, or delayed by more than 30 days after the anniversary of the 2001 annual meeting, the stockholder's notice must be received no later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the meeting is first made. Any such notice must set forth the name and address of the nominating stockholder and the nominee, and such information concerning both such persons as would be required by the rules and regulations of the Securities and Exchange Commission ("SEC") to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must be accompanied by the written consent of the nominee to serve as a director, if elected.

   During 2000, each director attended at least 75% of the regular and special meetings of the full Board and the committees of the Board on which he or she served.

   Each director who is not an employee of ALZA receives an annual retainer fee, which is currently $25,000, plus $1,000 for each meeting day of the Board and $750 for each regular meeting of any standing committee, or other committee formed by the Board from time to time, on which the director serves, and $500 for each special meeting of any committee on which the director serves (except for chairmen of the committees, who receive $1,250 for each meeting day of their respective committees). In addition, each director who is not an employee of ALZA receives a fee of $350 for each teleconference meeting of the Board, or of any committee of the Board, if such meeting lasts more than one hour. ALZA's Secretary receives a fee for attending meetings of the Finance Committee, Audit Committee and the Compensation and Benefits Committee equal to the fee paid to the directors who serve on those committees. ALZA's directors are entitled to participate in ALZA's Executive Deferral Plans and ALZA's Executive Estate Protection Plan. In addition, ALZA's non-employee directors receive options to purchase ALZA Common Stock pursuant to the automatic grant provisions of ALZA's Amended and Restated Stock Plan. Under that plan, prior to December 17, 1999, each new non-employee director received a nonstatutory stock option to purchase 20,000 shares of Common Stock, vesting in five equal annual installments beginning one year after the date of his or her first Board meeting, with an exercise price equal to the fair market value of the Common Stock on the date of the grant. In addition, each non-employee director received an additional option to purchase 10,000 shares on each fifth anniversary of his or her first Board meeting, also vesting in five equal annual installments beginning one year after the date of the grant. The automatic grant provisions of the Amended and Restated Stock Plan were amended by the Board on December 17, 1999 to provide that each new non-employee director will receive a nonstatutory stock option to purchase 12,000 shares of Common Stock, vesting in three equal annual installments beginning on the first anniversary of the date of grant, with an exercise price equal to the fair market value of the Common Stock on the date of grant. Thereafter, on the first business day of December of each year that a director has served as a non-employee director for at least six months, such non-employee director will receive an additional nonstatutory option to purchase 4,000 shares, vesting three years after the date of grant. In connection with the implementation of the new automatic grant provisions, each current non-employee director received an option to purchase 4,000 shares of Common Stock vesting on December 17, 2003. As provided in the Amended and Restated Stock Plan, in connection with the offer to join the Board, on November 27, 2000, Mr. Jackson received an option to purchase 12,000 shares of Common Stock, 4,000 shares of which vest on each of the next three anniversaries of the grant date.

                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

   The following table sets forth certain information relating to compensation paid or accrued for services in all capacities during the fiscal years indicated with respect to Dr. Ernest Mario, ALZA's Chief Executive Officer, and each of ALZA's other four most highly compensated executive officers who were serving as executive officers as of December 31, 2000 (the "Named Executive Officers"). (All share numbers in the table below, and throughout this proxy statement, reflect the 2-for-1 split of ALZA Common Stock, effective November 1, 2000.)

                                                       Long-Term
                                                  Compensation Awards
                                                 -----------------------
                                    Annual
                                 Compensation
                              ------------------ Restricted   Securities
Name and Principal                       Bonus     Stock      Underlying      All Other
Positions                Year Salary(1)   (1)    Awards(2)     Options     Compensation(3)
------------------       ---- --------- -------- ----------   ----------   ---------------
Dr. Ernest Mario........ 2000 $765,769  $775,000  $950,418     150,000       $2,938,928(4)
 Chairman and            1999  705,001   450,000   180,888     300,000        3,097,377
 Chief Executive Officer 1998  634,170   350,000   981,555     150,000          288,982

Bruce C. Cozadd......... 2000  409,616   400,000   521,498     100,000          234,968(4)
 Executive Vice
  President and          1999  321,154   175,000    83,208     170,000          428,966
 Chief Operating Officer 1998  294,872   140,000   503,860      40,000           22,660

Peter D. Staple......... 2000  409,616   400,000   521,498     100,000          394,634(4)
 Executive Vice
  President,             1999  321,154   175,000    83,208     170,000          718,877
 Chief Administrative    1998  292,372   140,000   503,860      40,000           33,562
 Officer and General
 Counsel

Dr. Samuel R. Saks...... 2000  381,923   325,000   472,804      70,000           31,717
 Group Vice President,   1999  362,693   165,000    90,444     120,000           28,478
 ALZA Pharmaceuticals    1998  343,465   150,000        --      27,500           22,306

James R. Butler......... 2000  326,166   250,000        --(5)       --(5)       267,915(4)
 Group Vice President    1999  321,154   170,000    82,849     170,000          398,064
 ALZA International      1998  292,372   140,000   503,860      60,000           48,700

--------
(1) Amounts shown include compensation earned and received by the Named Executive Officers as well as amounts deferred at the election of such persons under ALZA's Executive Deferral Plans and Tax Deferral Investment Plan.

(2) Except as described below, restrictions on all restricted stock awards reported in the table lapse four years from the date of grant. All shares for which restrictions have not lapsed are subject to forfeiture in the event of termination of the holder's employment with ALZA. For all restricted stock grants currently outstanding, the restrictions on forfeiture will automatically lapse upon a "change of control" of ALZA. The value of each award at the time of grant (based on the closing sales price of ALZA common stock on the date of the award), less the price paid for the shares, is set forth in the table. Each employee paid ALZA $0.005 per share (par value) for the shares of restricted stock. Dividends, if any, paid in cash or in ALZA Common Stock with respect to the shares of restricted stock, will be paid in additional shares of ALZA Common Stock, subject to the same restrictions as the restricted stock. Dividends paid in the form of other securities will also be subject to the same restrictions as the restricted stock. The aggregate number of shares of restricted stock granted by ALZA to each of the Named Executive Officers and outstanding at the end of 2000 was 96,166 shares for Dr. Mario, 49,950 shares for each of Mr. Cozadd and Mr. Staple, 33,230 shares for Dr. Saks, and 32,600 shares for Mr. Butler. The aggregate value of such restricted stock holdings outstanding at the end of 2000 (based on the closing sales price on December 31, 2000), less the amounts paid to ALZA for the shares, is $4,086,574 for Dr. Mario, $2,122,625 for each of Mr. Cozadd and Mr. Staple, $1,412,109 for Dr. Saks, and $1,385,337 for Mr. Butler.

(3) Amounts shown for the fiscal year ended December 31, 2000 consist of: (i) amounts contributed by ALZA to the employees' accounts under the ALZA Retirement Plan as follows: $17,698 for Dr. Mario, $5,236 for Mr. Cozadd, $11,793 for Mr. Staple, $9,626 for Dr. Saks, and $17,111 for Mr. Butler;
    (ii) amounts contributed by ALZA to the employees' accounts under the Supplemental ALZA Retirement Plan as follows: $108,941 for Dr. Mario, $12,770 for Mr. Cozadd, $28,810 for Mr. Staple, $21,343 for Dr. Saks, and $34,614 for Mr. Butler; (iii) amounts representing interest in excess of 120% of the applicable federal long-term rate on amounts deferred at the election of the participants under ALZA's Executive Deferral Plans, as follows: $293,984 for Dr. Mario, $21,915 for Mr. Cozadd, $15,822 for Mr. Staple, $228 for Dr. Saks, and $23,196 for Mr. Butler; (iv) amounts contributed by ALZA to employees' accounts under ALZA's Tax Deferral Investment Plan as follows: $2,000 for each of Dr. Mario, Mr. Cozadd and Mr. Staple, and $520 for each of Dr. Saks and Mr. Butler; and (v) the value of benefits provided under ALZA's Executive Estate Protection Plan ("EEPP") described in Note (4) below.

(4) Dr. Mario, Mr. Cozadd, Mr. Staple and Mr. Butler participate in ALZA's EEPP, a benefit similar to split-dollar life insurance. Under the EEPP, ALZA pays certain life insurance premiums on behalf of participants in exchange for waiver by the participants of certain deferred compensation benefits under ALZA's Executive Deferral Plans. Under the policies, ALZA is entitled to receive a preferential payment in an amount equal to all premiums paid by ALZA (plus its cost of funds) before any amounts are paid by the insurer to the owners or beneficiaries of the life insurance policies or, in any event, at the end of 15 years (or, in the case of Dr. Mario, 18 years) after the policy was issued. The amount of "Other Compensation" associated with the EEPP in 2000 includes (i) a "term component" representing the dollar value of premiums paid on behalf of the participant by ALZA in 2000 for term life insurance coverage, plus a tax gross-up of such amount; and (ii) a "non-term component" representing the projected benefit to the participant (or to a trust established by the participant) of the remainder of the premiums ALZA paid on his behalf in 2000. Such amounts are, for Dr. Mario, a term component of $19,896 and a non-term component of $2,496,409; for Mr. Cozadd, a term component of $478 and a non-term component of $192,569; for Mr. Staple, a term component of $2,760 and a non-term component of $333,449; and for Mr. Butler, a term component of $5,288 and a non-term component of $187,186.

(5) Mr. Butler has informed the Company of his intention to retire from ALZA in 2001 and therefore no long-term incentive compensation was granted to Mr. Butler in the year 2000.

                              2000 OPTION GRANTS

   The following table sets forth information relating to options granted in 2000 to the Named Executive Officers. In addition, in accordance with the rules of the SEC, the table shows hypothetical gains that would exist for such options based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% per year from the date the options were granted over the full option term.

                                      Individual Grants
                         ----------------------------------------------
                                                                           Potential Realizable Value at
                                                                                      Assumed
                         Number of     Percent of                           Annual Rates of Stock Price
                         Securities   Total Options Exercise               Appreciation for Option Term(1)
                         Underlying    Granted to    Price              ------------------------------------
                          Options     Employees in    Per    Expiration    0%         5%            10%
                         Granted(2)    Fiscal Year  Share(3)    Date    Per Year   Per Year      Per Year
                         ----------   ------------- -------- ---------- -------- ------------- -------------
Dr. Ernest Mario........  150,000         3.343%    $30.6407 08/09/2010    --    $2,890,465.73 $7,325,007.69
Bruce C. Cozadd.........  100,000         2.229      30.6407 08/09/2010    --     1,926,977.15  4,883,338.46
Peter D. Staple.........  100,000         2.229      30.6407 08/09/2010    --     1,926,977.15  4,883,338.46
Dr. Samuel R. Saks......   70,000         1.560      30.6407 08/09/2010    --     1,348,884.01  3,418,336.92
James R. Butler.........       --(4)         --           --         --    --               --            --

--------
(1) Amounts represent certain assumed rates of appreciation over the exercise price per share (before taxes). Actual gains, if any, on stock option exercises are dependent on the future performance of ALZA Common Stock. There can be no assurance that any of the values reflected in this table will be achieved.

(2) All options were granted for a term of ten years. All unvested options are subject to earlier termination in the event of the termination of an employee's relationship with ALZA. The options granted are fully exercisable on January 2, 2004. In the event that certain change in control events were to occur, all such options would become immediately exercisable. Under the terms of ALZA's Amended and Restated Stock Plan, the Compensation and Benefits Committee retains discretion, subject to plan limits, to modify the terms (including the exercise price and vesting dates) of outstanding options, but not in a manner that would impair the rights of the holder of any outstanding option.

(3) Options were granted at an exercise price equal to the fair market value of ALZA Common Stock on the date of the grant, which is the average of the high and low price reported on the New York Stock Exchange on that date.

(4) Mr. Butler has informed the Company of his intention to retire from ALZA in 2001 and therefore no long-term incentive compensation was granted to Mr. Butler in the year 2000.

      2000 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information relating to options held by the Named Executive Officers during fiscal 2000.

                          Number of Securities
                               Underlying             Value of Unexercised
                         Unexercised Options at        In-the-Money Options
                             Fiscal Year End          at Fiscal Year End(1)
                        ------------------------- -----------------------------
Name                    Exercisable Unexercisable  Exercisable   Unexercisable
----                    ----------- ------------- -------------- --------------
Dr. Ernest Mario.......  1,718,000     600,000    $54,256,180.00 $12,459,344.98
Bruce C. Cozadd........    159,600     300,000      4,514,871.00   6,124,517.98
Peter D. Staple........    190,000     300,000      5,501,871.00   6,124,517.98
Dr. Samuel R. Saks.....     90,000     217,500      2,439,996.00   4,510,536.48
James R. Butler........     70,000     190,000      1,605,935.00   4,548,430.98

--------
(1) Market value of ALZA Common Stock at fiscal year end based on the closing sales price as reported on the composite tape on December 31, 2000 ($42.50) minus the exercise price of "in-the-money" options.

                         CERTAIN EXECUTIVE AGREEMENTS

   ALZA has entered into an agreement (each, an "Executive Agreement") with each of its executive officers, pursuant to which certain severance payments would be made in the event of the executive's termination, other than for cause, following a "change in control" of ALZA (as defined in the Executive Agreement).

   If the executive's employment were terminated by ALZA or its successor during the two-year period following a change in control without "cause" or by the executive for "good reason" (as defined in the Executive Agreement), the executive would be entitled to receive a lump sum cash severance payment equal to 2.5 times (or, in the case of Dr. Mario, three times, with a minimum of $4.5 million) the sum of his or her salary and bonus paid or accrued in the twelve months immediately preceding his or her termination. In addition to the severance payment, the executive would be entitled to a pro rata portion of all bonuses and awards relating to periods that have not been completed as of the termination date and a lump sum cash amount equal to the difference, if any, between the value of the benefits he or she would have received under ALZA's retirement, pension or deferred compensation arrangements had he or she been fully vested under such arrangements, and the benefits he or she is otherwise entitled to receive under such arrangements at the time of termination. The executive would also receive medical and dental benefits for up to two years. All outstanding options would become fully exercisable (to the extent they have not previously become exercisable). In addition, if total payments under the Executive Agreement would result in an excise tax being due under Section 280(g) of the Internal Revenue Code, ALZA would provide the executive with a partial tax gross-up such that the executive would retain, after deduction of all applicable taxes (including the Section 280(g) tax), the total amount of benefits payable under the Executive Agreement excluding amounts attributable to the value of accelerated equity-based awards. The Executive Agreements also provide that the executive will enter into a non-competition agreement for a period of one year following the executive's termination, for which he or she would receive four quarterly payments of $25,000, except that for Dr. Mario such non-competition arrangement would be for four years and the payment would be $31,250 per quarter.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires ALZA's directors and executive officers, and persons who own more than 10% of ALZA's Common Stock, to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish ALZA with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to ALZA or written representations that no Forms 5 were required, ALZA believes that from January 1, 2000 through December 31, 2000, its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements, except that Mr. Butler inadvertently filed one late Form 4.

     COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Benefits Committee (the "Committee") of the Board of Directors is generally responsible for decisions concerning the compensation to be paid to ALZA's executive officers. The Committee consists of Dr. Glaser (Chairman), Mr. Morton, Ms. O'Leary, and Mr. Jackson (who joined the Committee in January, 2001), each of whom is a non-employee director of ALZA. In determining compensation policies, the Committee has access to compensation surveys for regional technology-based companies that compete with ALZA in the recruitment of senior personnel and national pharmaceutical industry compensation information, as well as other executive compensation data and surveys. The Committee also consults with ALZA's Vice President, Human Resources. In addition, the Committee has engaged Hewitt Associates and Compensation Resource Group, national consulting firms specializing in executive compensation and benefits, to provide the Committee with advice concerning ALZA's executive compensation. Set forth below is the report of the Committee with respect to ALZA's compensation policies during 2000 as they affected ALZA's Chief Executive Officer and other executive officers.

Compensation Policies Affecting Executive Officers

   ALZA's compensation policies affecting its executive officers are designed to provide targeted total compensation levels that are competitive with those of other pharmaceutical companies and regional technology-based companies, in order to assist ALZA in attracting and retaining qualified executives. The Committee believes that, historically, ALZA's compensation structure had been at the low end of the range of compensation paid by large pharmaceutical companies to executive officers generally, and to the Chief Executive Officer in particular. This was confirmed by the 1998 report of Hewitt Associates, whom the Committee engaged to assist the Committee in a review of ALZA's compensation policies for its executives. In its report, Hewitt reviewed the company's compensation for its executives in comparison with that of other companies, using various methodologies that Hewitt traditionally uses to analyze compensation, including methodologies that take into account the size of the company, its revenues and similar measures. Since that time, with the assistance of the consulting firm Compensation Resource Group, ALZA has annually reviewed the total compensation of its executive officers, using the same comparator group. The AMEX Pharmaceutical Index, the industry group included for comparison in the "Performance Graph" below, generally consists of large pharmaceutical companies that have been used as a reference in determining salaries of ALZA's executives. Executive salaries at those companies, however, are generally significantly higher than those at ALZA. ALZA's target is to have its executive salaries in the middle of the range of the comparator companies, which include pharmaceutical, biotechnology and drug delivery companies and other companies in the San Francisco Bay Area of comparable size, and also to take into consideration stock option and restricted stock grants made to executives.

   ALZA's compensation policies take into account ALZA's overall performance during the prior year, as well as the achievements and contributions to ALZA during the year by each executive officer and the operational areas of the company for which he or she is responsible. In addition, ALZA's compensation policies recognize the importance of stock ownership by, and stock option programs for, executives in order to promote identity of long-term interests between the executives and the stockholders of ALZA.

   In determining the compensation to be paid to ALZA's executive officers, the Committee employs compensation policies designed to align compensation with ALZA's overall business strategy, values and management initiatives. These policies are intended to (i) attract and retain executives whose abilities are critical to the long-term success and competitiveness of ALZA;
(ii) reward executives for long-term strategic management and the enhancement of stockholder value; (iii) support a performance-oriented environment that rewards achievement of company objectives; and (iv) recognize ALZA's performance compared to performance levels of comparable companies. As a result, compensation consists of salary and bonus, which provide current incentives, and stock options (and, occasionally, restricted stock awards), which provide longer-term incentives.

   The key components of executive officer compensation at ALZA are (i) salary, which is based on factors such as the individual officer's level of responsibility for meeting ALZA's financial and strategic objectives and a comparison to similar positions within ALZA and in comparable companies; (ii) cash bonus awards, which are based on the performance of the executive, the performance of the operational groups reporting to the executive, and the performance of ALZA, measured in terms of attainment of ALZA's financial and strategic objectives set by the Board at the beginning of each year; and (iii) stock option grants (and, occasionally, restricted stock awards) which are intended to align the executive officer's interests in ALZA's long-term success with the interests of ALZA's stockholders, as measured by changes over time in ALZA's stock trading price. ALZA's executive officers are also entitled to participate in ALZA's Executive Deferral Plans, which permit them to defer a portion of their compensation on a pre-tax basis, and ALZA's Supplemental Retirement Plan, to which the company makes contributions based on participating employees' earnings. In addition, in 1999, ALZA implemented an executive estate protection plan in which executives were entitled to participate.

   Stock options are an integral part of each executive officer's compensation. The Committee believes that the opportunity for stock appreciation, through exercise of stock options that vest over time, closely aligns the interests of the executive officers with those of ALZA's stockholders. Awards of restricted stock, which generally are subject to forfeiture if the employee leaves the company during the four-year period after the award, serve this purpose as well. The size of each individual award takes into account the executive officer's salary, the number and vesting schedule of outstanding options held by the officer and contributions to ALZA. No one factor is given special weight, but all are part of an overall assessment.

   The compensation to be paid to any individual executive has not been based on any particular mathematical formula. Rather, the Committee reviews objectives, accomplishments, performance and compensation as a whole for each executive (and all executives), as well as the recommendations of the Chief Executive Officer, and makes appropriate compensation determinations in the exercise of its business judgment.

Relationship of Corporate Performance to Compensation Plans

   ALZA's corporate performance measurements focus on both financial and strategic objectives. The Committee determined that, during 2000, ALZA achieved the following key corporate objectives:

  . increasing ALZA's net sales through the introduction of new products, as well as increasing sales of existing products;

  . successfully launching Concerta(TM);

  . increasing ALZA's gross margin on its product sales;

  . increasing total revenues over 1999;

  . furthering development of products in the ALZA pipeline;

  . maintaining ALZA's technological leadership position in drug delivery;

  . entering into new agreements with other pharmaceutical companies to develop products incorporating ALZA technologies;

  . significantly expanding the Company's sales and marketing capability; and

  . increasing earnings per share over 1999.

   Executive officer compensation (both base compensation and cash bonuses) takes into consideration the achievement by ALZA of the financial and strategic objectives described above, and the contributions of the individual (and the groups reporting to the individual) toward achieving those objectives.

Other Compensation Plans

   ALZA has adopted certain broad-based employee benefit plans in which the executive officers may participate on the same basis as other employees who meet eligibility criteria, subject to legal limitations on the benefits that may be made available to highly compensated individuals such as executive officers. During 2000, these plans included (i) an Employee Stock Purchase Plan qualified under Section 423 of the Internal Revenue Code, under which an individual could elect to purchase ALZA Common Stock at a price equal to 85 percent of its fair market value on the enrollment date or the purchase date, whichever is lower; (ii) the contribution by ALZA for the benefit of each employee (including executive officers) to the ALZA Retirement Plan (a defined contribution plan) of an amount based on the employee's base salary and age; and (iii) a combination of direct contributions and matching contributions of up to $2,000 per employee in 2000 under ALZA's Tax Deferral Investment Plan.

Chief Executive Officer's Compensation

   Dr. Ernest Mario, ALZA's Chief Executive Officer, received a salary increase of 8.4% during 2000 and a bonus for the year of $775,000. During 2000, Dr. Mario was granted options to purchase 150,000 shares of ALZA Common Stock, consisting of an incentive stock option for 3,262 shares and a nonstatutory option for 146,738 shares, vesting three years after the date of grant and expiring ten years after the grant date. The exercise price of the option is $30.64 per share, the fair market value of ALZA Common Stock on the date the option was granted. Dr. Mario also received a grant of 31,620 shares of restricted stock, the Company's repurchase rights to which expire three years after the date of grant with respect to 12,650 shares and four years after the date of grant with respect to 18,970 shares. In 2000, Dr. Mario provided strong leadership in the achievement of ALZA's key strategic and financial objectives, and Dr. Mario's bonus for 2000 reflects his important contributions to ALZA's success in 2000 and the achievement by ALZA of its key objectives.

Policy on Deductibility of Executive Officer Compensation

   Section 162(m) of the Internal Revenue Code generally places a $1 million per person limit on the deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other highest paid executive officers unless, in general, the compensation is exempt as "performance based." For stock compensation to be "performance based," Section 162(m) requires a limit to be set on the number of options that may be granted to employees subject to the deduction cap. The Board has approved 200,000 shares as the maximum number of shares as to which options may be granted to any employee, consultant or director under ALZA's Amended and Restated Stock Plan in any one-year period, and 750,000 shares as the maximum number of shares as to which options may be granted in connection with an offer of employment. These limitations should allow gains realized upon exercise of options to qualify as "performance based" and, therefore, to be excluded from compensation subject to the $1 million deductibility limit. ALZA believes that all of its compensation paid to date meets the requirements for deductibility. In general, the Committee considers the deductibility limits of
Section 162(m) in determining executive compensation.

                      COMPENSATION AND BENEFITS COMMITTEE

                        Dr. Robert J. Glaser, Chairman
                               Jerry T. Jackson
                                Dean O. Morton
                               Denise M. O'Leary

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board of Directors of ALZA Corporation serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A. ALZA's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. ALZA's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the U.S.

   In this context and in connection with the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K, the Audit
Committee:

  . reviewed the audited consolidated financial statements with the Company's management;

  . discussed with Ernst & Young LLP, the Company's independent auditors, certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, Communication with Audit Committees;

  . met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting;

  . reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors their independence from the Company, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence; and

  . instructed the independent auditors and the internal auditor that the Committee expects to be advised if there are any subjects that require special attention.

   Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC, and the Board of Directors approved such inclusion. Based on the Audit Committee's recommendation, the Board has also selected, subject to stockholder approval, Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

Relationship with Independent Accountants

   Ernst & Young LLP and its predecessors have acted as the Company's independent auditors since the inception of the Company. In accordance with standard policy, Ernst & Young periodically changes the individuals who are responsible for the Company's audit.

   In addition to performing the audit of the Company's consolidated financial statements for the year 2000, Ernst & Young provided various other services during such year. The aggregate fees billed for 2000 are as follows:

     Audit Fees (2000 audit)........................................ $  529,000
     All Other Fees.................................................  1,272,000
     Comprising:
       Audit-related services.......................................    284,000
       Non-audit services...........................................    988,000

   Audit-related services include review of SEC registration statements, issuance of comfort letters and consents, consultations regarding the effects of various accounting transactions and changes in professional standards. Non-audit services include tax consultations and acquisition due diligence reviews. Ernst & Young did not provide any services related to financial information systems design and implementation during 2000.

                                AUDIT COMMITTEE

                                Dean O. Morton
                               William R. Brody
                               Denise M. O'Leary

                               PERFORMANCE GRAPH

   The rules of the SEC require that ALZA include in this Proxy Statement a line-graph presentation comparing cumulative stockholder returns on ALZA Common Stock with the S&P 500 Index and either a published industry or line-of-business standard index or an index of peer companies selected by ALZA for the five years ending December 31, 2000. ALZA has elected to use the AMEX Pharmaceutical Index (consisting of a group of 15 mid-sized to large pharmaceutical companies, including ALZA) for purposes of the performance comparison that appears below.

   The graph below has been prepared to give effect to the distribution to ALZA stockholders of record on September 18, 1997 of one share of Class A Common Stock of Crescendo Pharmaceuticals Corporation ("Crescendo") for every 20 shares of Common Stock held on such date. The graph below assumes that each share of Crescendo Class A Common Stock received in the distribution was sold on the distribution date (September 30, 1997) at the closing sales price of Crescendo Class A Common Stock on such date ($11.50 per share) and the proceeds thereof immediately applied toward the purchase of 0.397 shares of ALZA Common Stock at a price based on the closing sales price of the Common Stock on such date ($29.00). The past performance of ALZA Common Stock is no indication of future performance.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG ALZA,
                     AMEX PHARMACEUTICAL INDEX AND S&P 500

                       [PERFORMANCE GRAPH APPEARS HERE]

          12/29/1995  12/31/1996  12/31/1997  12/31/1998  12/31/1999  12/31/2000
ALZA         100.00%    105.61%    132.42%      217.49%     144.13%     353.82%
AMEX Pharma  100.00%    126.55%    194.45%      289.92%     265.40%     342.77%
S&P 500      100.00%    122.68%    163.29%      209.57%     253.34%     230.46%

                          BENEFICIAL STOCK OWNERSHIP

   The following table sets forth the beneficial ownership of ALZA Common Stock as of March 1, 2001 except as otherwise noted, (i) by each person, entity or "group" of persons or entities known by ALZA to be beneficial owners of more than 5% of ALZA's Common Stock, (ii) by each director, including nominees, and each of the Named Executive Officers, and (iii) by all executive officers and directors as a group. Except as described below, each person has sole voting and investment power with respect to the Common Stock described in the table.

                                            Amount and Nature of   Percent of
Name and Address                           Beneficial Ownership(1)  Class(2)
----------------                           ----------------------  ----------
Morgan Stanley Dean Witter & Co...........       16,775,904           7.02%
 1585 Broadway
 New York, NY 10036 (3)

American Express Financial Corporation....       14,311,833           6.10%
 200 AXP Financial Center
 Minneapolis, MN 55474 (4)

J. P. Morgan Chase & Co...................       13,710,484           5.80%
 270 Park Avenue
 New York, NY 10017 (5)

Dr. William R. Brody......................           33,000
James R. Butler (6).......................           21,042
Bruce C. Cozadd (6).......................          160,857
Dr. Robert J. Glaser......................           21,768
Dr. I. Craig Henderson....................          239,540
Jerry T. Jackson..........................               --             --
Dr. Ernest Mario (6)......................        1,768,268
Dean O. Morton............................           46,000
Denise M. O'Leary.........................           32,000
Dr. Samuel R. Saks (6)....................           62,500
Peter D. Staple (6).......................          201,496
Julian N. Stern...........................          181,150
All executive officers and directors as a         3,201,130           1.34%
 group (18 persons).......................

--------
(1) Includes outstanding stock options, exercisable on or before April 23, 2001, to purchase the number of shares of ALZA Common Stock as follows:
    24,000 for Dr. Brody; 20,000 for Mr. Butler; 149,600 for Mr. Cozadd; 225,996 for Dr. Henderson; 1,618,000 for Dr. Mario; 26,000 for Mr. Morton; 32,000 for Ms. O'Leary; 62,500 for Dr. Saks; 195,000 for Mr. Staple; 28,000 for Mr. Stern; and 2,743,326 for all executive officers and directors as a group.

(2) Percentages are not shown if holdings total less than 1% of total outstanding shares.

(3) Information is as provided by the holder in its Schedule 13G filed with the SEC as of February 7, 2001. As to such shares, the holder has provided the following information: shared voting power--13,661,755 shares; and shared dispositive power--16,775,904 shares.

(4) Information is as provided by the holder in its Schedule 13G filed with the SEC as of February 2, 2001. As to such shares, the holder has provided the following information: shared voting power--1,231,634 shares; and shared dispositive power--14,311,833 shares.

(5) Information is as provided by the holder in its Schedule 13G/A filed with the SEC as of January 10, 2001. As to such shares, the holder has provided the following information: sole voting power--10,745,722 shares; shared voting power--57,115 shares; sole dispositive power-- 11,674,010 shares; and shared dispositive power--57,115 shares.

(6) Excludes 96,166 shares of restricted stock for Dr. Mario, 49,950 shares of restricted stock for each of Mr. Cozadd and Mr. Staple, 20,730 shares of restricted stock for Dr. Saks and 32,600 shares of restricted stock for Mr. Butler. For a description of the material terms of the restricted stock, see footnote 2 to the "Summary Compensation Table" above.

                             CERTAIN TRANSACTIONS

   Mr. Stern is the sole employee of a professional corporation that is a member of the law firm of Heller Ehrman White & McAuliffe, which provides legal services to ALZA.

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Board recommends that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors to audit the financial statements of ALZA for the year ending December 31, 2001. Ernst & Young LLP (and its predecessor partnership) has acted as ALZA's independent auditors since ALZA's inception.

   A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. A favorable vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Ernst & Young LLP.

                         ANNUAL REPORT TO STOCKHOLDERS

   ALZA's Annual Report to Stockholders for the year ended December 31, 2000, containing the audited consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the past three fiscal years, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

   ALZA will, in future proxy statements distributed by ALZA, include stockholder proposals complying with the applicable rules of the SEC and the procedures set forth in ALZA's Bylaws. In order for a proposal by a stockholder to be included in the proxy statement distributed by ALZA relating to the annual meeting of stockholders to be held in the spring of 2002, in addition to meeting other applicable requirements, that proposal must be received in writing by the Secretary of ALZA no later than November 30, 2001.

   Separate from the requirements described above concerning the notice required for a proposal to be included in the proxy statement distributed by ALZA, ALZA's Bylaws also provide for certain advance notice of nominations by stockholders for election of stockholder nominees as directors at an annual meeting, and proposals for the inclusion of other business at an annual meeting of stockholders, even if such nominations or proposals are not to be included in the ALZA proxy statement. In addition to meeting other requirements specified in the Bylaws, the required notice by the stockholder for the annual meeting in the year 2002 must be received in writing by the Secretary of ALZA no later than January 29, 2002; provided, however, that if the date of the annual meeting to be held in the year 2002 is advanced more than 30 days prior to, or delayed by more then 30 days after, the anniversary of the 2001 annual meeting, the stockholder's notice must be received no later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the meeting is first made.

                                 OTHER MATTERS

   The Board knows of no other matters that will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.

                                          By Order of the Board of Directors,

                                          JULIAN N. STERN
                                          Secretary

Mountain View, California
March 30, 2001



 YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. DOING SO MAY SAVE ALZA THE EXPENSE OF A SECOND MAILING.

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER
                     Adopted by the Board of Directors of
                               ALZA Corporation

Composition:

   The audit committee shall be composed of three or more directors, as determined by the board of directors, all of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

Responsibilities

 1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

 2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

 3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

 4. Instruct the independent auditor and the internal auditor that the Committee expects to be advised if there are any subjects that require special attention.

 5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

 6. Review the management letter delivered by the independent auditor in connection with the audit.

 7. Following such review and discussions, if so determined by the audit committee, recommend to the board of directors that the annual financial statements be included in the company's annual report.

 8. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

 9. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

10. Have such meetings with management, the independent auditor and the internal auditor as the audit committee deems appropriate to discuss the concept and design of the company's information and reporting systems and the steps management has taken to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the company and the steps management has taken to monitor and control such exposures.

11. Review significant changes to the company's accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

12. Review the scope and results of internal audits.

13. Evaluate the performance of the internal auditor, if any, and, if so determined by the audit committee, recommend replacement of the internal auditor, if any.

14. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

15. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

16. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement at such time as the company may become subject to such rules.

18. In the performance of its responsibilities, the Audit Committee is the representative of the shareholders. However, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                                                                      2350-PS-01

ALZ30B                           DETACH HERE

                                    PROXY

                               ALZA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoint(s) DR. ERNEST MARIO, PETER D. STAPLE and BRUCE C. COZADO, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of ALZA CORPORATION to be held on May 3, 2001 and any adjournments or postponements thereof to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

ALZA CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398







ALZ30A                          DETACH HERE

[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS OF ALZA CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                              PROPOSALS 1 AND 2.

                                                           FOR  AGAINST  ABSTAIN
1. To elect as Class II Directors:         2. To ratify    [_]    [_]      [_]
   Nominees: (01) Dr. Robert J. Glaser,       the
             (02) Dean O. Morton and          appointment
             (03) Denise M. O'Leary           of Ernst &
                                              Young LLP as
   FOR   [_]          [_] WITHHELD            ALZA's independent
   ALL                    FROM ALL            auditors for
NOMINEES                  NOMINEES            fiscal 2001.

[_] ______________________________________
    For all nominees except as noted above   MARK HERE FOR ADDRESS CHANGE
                                             AND NOTE AT LEFT                [_]

                                             Please date and sign exactly as
                                             name(s) appear(s) hereon. If shares
                                             are held jointly, each holder
                                             should sign. Please give full title
                                             and capacity in which signing if
                                             not signing as an individual
                                             stockholder.

Signature:_________________ Date:______  Signature:_________________ Date:______